                                                                     EXHIBIT 8.1




                    (Fulbright & Jaworski L.L.P. Letterhead)




                                October 7, 2003




Patterson-UTI Energy, Inc.
4510 Lamesa Highway
Snyder, Texas  79549

Ladies and Gentlemen:

         As United States federal tax counsel to Patterson-UTI Energy, Inc., a Delaware corporation ("PARENT"), in connection with (i) the proposed merger (the "MERGER") of TMBR/Sharp Drilling, Inc., a Texas corporation (the "COMPANY"), with and into Patterson-UTI Acquisition, LLC, a Texas limited liability company ("SUB"), pursuant to the Agreement and Plan of Merger, dated as of May 26, 2003 (the "MERGER AGREEMENT"), entered into by and among Parent, Sub (Sub being wholly owned by Parent), and the Company, if we deliver an opinion to Parent on the date of the closing of the Merger to the effect that, among other things, the Merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and (ii) the registration of 1,566,204 common shares of Parent, each in connection with the proxy statement/prospectus (the "PROXY STATEMENT/PROSPECTUS") which forms a part of the registration statement on Form S-4 of Parent and the Company to which this opinion is filed as an exhibit (the "REGISTRATION STATEMENT"), we hereby confirm to you that the discussion set forth under the heading "Material United States Federal Income Tax Consequences" therein is our opinion insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions, subject to the limitations set forth therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Material United States Federal Income Tax Consequences" in the Proxy Statement/Prospectus; however in giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                                                 Very truly yours,

                                                 /s/ FULBRIGHT & JAWORSKI L.L.P.

                                                 FULBRIGHT & JAWORSKI L.L.P.